UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2019

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Louisiana St, Suite 2100

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On January 17, 2019, in connection with the previously announced offering (the “Offering”) and issuance by Targa Resources Partners LP (the “Partnership”), a subsidiary of Targa Resources Corp., and its wholly-owned subsidiary, Targa Resources Partners Finance Corporation (“Finance Corp” and, together with the Partnership, the “Issuers”) of $750,000,000 in aggregate principal amount of the Issuers’ 6 1/2 % senior unsecured notes due 2027 (the “2027 Notes”) and $750,000,000 in aggregate principal amount of the Issuers’ 6 7/8 % senior unsecured notes due 2029 (the “2029 Notes” and, together with the 2027 Notes, the “Notes”), the Partnership entered into an Indenture (the “Indenture”), among the Issuers, certain subsidiary guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

On January 17, 2019, the Notes were issued pursuant to the Indenture in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were resold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

The 2027 Notes will mature on July 15, 2027, and interest is payable on the 2027 Notes semi-annually in arrears on each January 15 and July 15, commencing July 15, 2019. The 2029 Notes will mature on January 15, 2029, and interest is payable on the 2029 Notes semi-annually in arrears on each January 15 and July 15, commencing July 15, 2019. The Notes are guaranteed on a senior unsecured basis by the Guarantors.

At any time prior to January 15, 2022, the Issuers may redeem up to 35% of the Notes of each series at a redemption price of 106.500% of the principal amount of the 2027 Notes redeemed or a redemption price of 106.875% of the principal amount of the 2029 Notes redeemed, as applicable, in either case, plus accrued and unpaid interest and Liquidated Damages (as such term is defined in the Indenture), if any, to the redemption date, in an amount not greater than the proceeds of certain equity offerings so long as the redemption of such Notes occurs within 180 days of completing such equity offering and at least 65% of the aggregate principal amount of the Notes of such series remains outstanding after such redemption. Prior to July 15, 2022 and January 15, 2024, the Issuers may redeem some or all of the 2027 Notes and 2029 Notes, respectively, for cash at a redemption price equal to 100% of their principal amount plus an applicable make whole premium and accrued and unpaid interest and Liquidated Damages, if any, to the redemption date.

On or after July 15, 2022, the Issuers may redeem some or all of the 2027 Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date if redeemed during the twelve-month period beginning on July 15 of each year indicated below:

Year	Percentage
2022	104.875%
2023	103.250%
2024	101.625%
2025 and thereafter	100.000%

On or after January 15, 2024, the Issuers may redeem some or all of the 2029 Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date if redeemed during the twelve-month period beginning on January 15 of each year indicated below:

Year	Percentage
2024	103.438%
2025	102.292%
2026	101.146%
2027 and thereafter	100.000%

The Indenture restricts the Partnership’s ability and the ability of certain of its subsidiaries to: (i) incur additional debt; (ii) pay distributions on, or repurchase, equity interests; (iii) make certain investments; (iv) incur liens; (v) enter into transactions with affiliates; (vi) merge or consolidate with another company; and (vii) transfer and sell assets. These covenants are subject to a number of important exceptions and qualifications. If at any time when either series of the Notes is rated investment grade by either of Moody’s Investors Service, Inc. or S&P Global Ratings and no Default (as defined in the Indenture) has occurred and is continuing with respect to such series of Notes, many of such covenants will terminate with regard to such series of Notes and the Partnership and its subsidiaries will cease to be subject to such covenants. The Indenture provides that each of the following is an Event of Default with respect to either series of Notes: (i) default for 30 days in the payment when due of interest on, or liquidated damages, if any, with respect to, the Notes of such series; (ii) default in the payment when due of the principal of, or premium, if any, on the Notes of such series; (iii) failure by the Partnership or any Guarantor to make a change of control offer or an asset sale offer within the requisite time periods, to consummate a purchase of Notes of such series when required under the Indenture or to comply with certain covenants relating to merger, consolidation or sale of assets; (iv) failure by the Partnership to comply for 90 days after notice with the provisions of the Indenture relating to periodic reports of the Partnership as required by the Securities Exchange Act of 1934; (v) failure by the Partnership or any Guarantor to comply for 60 days after written notice with any of the other agreements applicable to such series of Notes in the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Partnership or any of the Partnership’s restricted subsidiaries (or the payment of which is guaranteed by the Partnership or any of its restricted subsidiaries), if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of 3.0% of the Partnership’s consolidated net tangible assets, provided, however, that if, prior to any acceleration of the Notes, (a) any such Payment Default is cured or waived, (b) any such acceleration of such indebtedness is rescinded, or (c) such indebtedness is repaid during the 30 day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration of such indebtedness, as applicable, any default or event of default (but not any acceleration of the Notes) caused by such Payment Default or acceleration of such indebtedness shall automatically be rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law; (vii) failure by either Issuer or any of the Partnership’s restricted subsidiaries to pay final judgments aggregating in excess of 3.0% of the Partnership’s consolidated net tangible assets, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any subsidiary guarantee with respect to either series of the Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its guarantee of such series of the Notes; and (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Issuers or any of the Partnership’s significant subsidiaries or any group of restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary. In the case of an Event of Default described in the preceding clause (ix), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing with respect to either series of the Notes, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes of such series may declare all the Notes of such series to be due and payable immediately.

Registration Rights Agreements

On January 17, 2019, in connection with the issuance of the Notes, the Partnership entered into Registration Rights Agreements among the Issuers, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers of each series of the Notes (the “Initial Purchasers”). Pursuant to the Registration Rights Agreements, unless the restrictive legend has been removed from the applicable series of Notes and the applicable series of Notes are freely tradable pursuant to Rule 144 under the Securities Act as of the 370th day following the issuance of the applicable series of Notes, the Issuers and the Guarantors will (1) use commercially reasonable efforts to consummate an exchange offer and (2) if required, have a shelf registration statement declared effective with respect to resales of the applicable series of Notes. The Issuers and the Guarantors are required to pay, as liquidated damages, additional interest if they fail to comply with their obligations to exchange or register the applicable series of Notes within the specified time periods.

Relationships

The Initial Purchasers or their respective affiliates have performed investment banking, financial advisory and commercial banking services for the Partnership and certain of its affiliates, for which they have received customary compensation, and they may continue to do so in the future. The Partnership may use a portion of the net proceeds from the Offering to repay borrowings under its credit facilities. Because certain of the Initial Purchasers or their affiliates are lenders under the Partnership’s credit facilities, such Initial Purchasers and affiliates may receive a portion of any proceeds from the Offering used to repay its credit facilities. The Partnership has entered into commodity swap transactions with certain of the Initial Purchasers with terms the Partnership believes to be customary in connection with these transactions.

The descriptions set forth above in this Item 1.01 are qualified in their entirety by the Indenture and the Registration Rights Agreements, which are filed herewith as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture dated as of January 17, 2019 among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Targa Resources Partners LP’s Current Report on Form 8-K (File No. 001-33303) filed January 23, 2019).

4.2	Registration Rights Agreement dated as of January 17, 2019 among the Issuers, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Initial Purchasers party thereto (incorporated by reference to Exhibit 4.2 to Targa Resources Partners LP’s Current Report on Form 8-K (File No. 001-33303) filed January 23, 2019).

4.3	Registration Rights Agreement dated as of January 17, 2019 among the Issuers, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Initial Purchasers party thereto (incorporated by reference to Exhibit 4.3 to Targa Resources Partners LP’s Current Report on Form 8-K (File No. 001-33303) filed January 23, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 23, 2019

TARGA RESOURCES CORP.

By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale Chief Financial Officer

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